Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES FIRST QUARTER SALES RESULTS

- Fiscal 2008 first quarter earnings conference call scheduled for May 30, 2007 -

HUDSON, OH — May 8, 2007 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that net sales, for the quarter ended May 5, 2007, decreased 0.1% to $424.2 million from $424.7 million in the prior year. Same-store sales for the quarter increased 1.8% versus a same-store sales decrease of 3.9% for the first quarter last year.

First Quarter Conference Call

On May 30, 2007, the Company will report earnings for its first quarter of fiscal 2008. In conjunction with the first quarter earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the internet at 4:30 PM Eastern Time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 619 Jo-Ann Fabric and Craft traditional stores and 175 Jo-Ann superstores.